SECURITIES AND EXCHANGE COMMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 20, 2004


                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its Charter)


           TENNESSEE                 00 0-27694          62-1201561
           (State or other    (Commission File        (IRS Employer
            jurisdiction of        Number)         Identification Number)
            incorporation)


        3800 FOREST HILL-IRENE ROAD, SUITE 100, MEMPHIS, TENNESSEE 38125
           (Address of principal executive offices)                (Zip Code)


                                 (901) 754-6577
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.           Other Events and Required FD Disclosure

                  On January 20, 2004, SCB Computer Technology, Inc. (the "Company") issued a press release announcing that the Company and CIBER, Inc. executed an amendment to the Agreement and Plan of Merger, dated October 24, 2003. The amendment reflects a change in the merger consideration to $2.13 per share, two cents lower than previously announced, primarily to cover costs related to settlement of a purported class action lawsuit that had been filed in the United States District Court for the Western District of Tennessee against the Company. The Company reached the settlement, which must be approved by the court, on January 16, 2004.

         Copies of the press release and amendment to the merger agreement are attached as Exhibits to this Form 8-K and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

c) Exhibits.

     Exhibit No.  Title

     2.1 First Amendment to Merger Agreement, dated January 20, 2004, by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc.

     99.1       Press Release dated January 20, 2004.



















                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 21, 2004

                         SCB COMPUTER TECHNOLOGY, INC.,

                         By:      /s/ T. Scott Cobb
                         ------------------------------------------
                         T. Scott Cobb,
                         President and Chief Executive Officer

                                  Exhibit Index


Exhibit No.                                 Description

2.1 First Amendment to Merger Agreement, dated January 20, 2004, by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc.

99.1 Press Release announcing that the Company and CIBER, Inc. entered into an amendment to the merger agreement which reflects a change in the merger consideration, primarily to cover costs related to settlement of a purported class action lawsuit that arose after the announcement of the merger.